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                                                                    EXHIBIT 10.8

                   AMENDMENT OF THE SUPPLEMENTAL SAVINGS PLAN
                             FOR ELIGIBLE EXECUTIVES
                        OF AMERICAN COMMERCIAL LINES LLC

      WHEREAS, American Commercial Lines LLC (the "Sponsor") maintains the Supplemental Savings Plan for Eligible Executives of American Commercial Lines LLC (as amended, the "Plan"); and

      WHEREAS, pursuant to Article 7 of the Plan, the Board of Managers of American Commercial Lines Holdings LLC has the right to amend the Plan; and

      WHEREAS, the Board of Managers of American Commercial Lines Holdings LLC deems it advisable to amend the Plan;

      NOW, THEREFORE, the Plan is hereby amended, effective May 22, 2002, as follows:

1. Section 6.9 of the Plan, entitled "Change of Control," shall not be effective with respect to the transactions contemplated by that certain Recapitalization Agreement, dated as of March 15, 2002, by and among Danielson Holding Corporation, American Commercial Lines Holdings LLC, American Commercial Lines LLC) and the Preferred Unitholders and Management Unitholders (as defined therein).

      IN WITNESS WHEREOF, the Board of Managers of American Commercial Lines Holdings LLC has caused this amendment to be executed on its behalf as of this 22nd day of May, 2002.

                                   AMERICAN COMMERCIAL LINES HOLDINGS LLC


                                        By:   /s/ Paul S. Besson
                                           __________________________
                                              Name: Paul S. Besson
                                              Title: SR. Vice President